Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”), dated as of July 26, 2011, between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (the “Holder”).

The Holder is the owner of a Warrant to Purchase Common Stock (the “Warrant”) of the Company dated March 8, 2005 entitling it to purchase up to 5,913,402 shares of the Company’s common stock, par value $.05 per share (“Common Stock”), at an exercise price of $8.00 per share, from time to time through March 8, 2013 (the “Expiration Date”).  In addition, the Holder owns 1,015,002 shares of Common Stock (such shares, together with shares of Common Stock acquired by Holder upon exercise of the Warrant, the “Shares”).

In connection with the issuance of the Warrant, the Holder and the Company entered into an Amended and Restated Registration Rights Agreement, dated as of March 8, 2005 (the “Registration Rights Agreement”), under which, among other things, the Holder has certain rights to cause the Company to file and cause to become effective a registration statement relating to sales of Common Stock owned by Holder, including shares issued upon exercise of the Warrant.

The Holder and the Company wish to enter into this Agreement to evidence their agreement relating to the exercise of the Warrant and the sale of Common Stock by Holder.

Accordingly, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not defined have the meaning assigned to them in the Warrant.

2.	Exercise of Warrant.

(a)
Simultaneously with the execution and delivery of this Agreement, the Company will execute the Warrant with respect to 1,913,402 shares of Common Stock using the net exercise method set forth in Section 1.2(b) of the Warrant. The Company agrees that it will issue to the Holder 596,116 shares of Common Stock in accordance with Section 1.2(b) of the Warrant and will not exercise its right under Section 1.2(c) of the Warrant to pay Holder in the form of a cash payment.

(b)
Holder agrees that it may only exercise the Warrant using the net exercise method under Section 1.2(b) of the Warrant.  Accordingly, the Company agrees that upon any subsequent exercise of the Warrant, the Company will issue to the Holder the number of shares of Common Stock that is issuable under Section 1.2(b) of the Warrant and will not exercise its right under Section 1.2(c) of the Warrant to pay Holder in the form of a cash payment.

3.	Sale of Common Stock.

(a)
The Holder agrees that it will not exercise its right under the Registration Rights Agreement to cause the Company to file a registration statement relating to the sale of any of the Shares (including shares owned by Holder and not purchased upon exercise of the Warrant) until the earlier of (i) the Expiration Date or (ii) one year after the date on which the Warrant has been exercised in full (such period, the “Stand-Off Period”).  The parties acknowledge that the Company will not be required to maintain the effectiveness of the Series B Registration Statement as provided in Section 2(a) of the Registration Rights Agreement, it being understood that the Holder’s rights under Section 4(a) of the Registration Rights Agreement if the Series B Registration Statement is no longer effective shall not be affected by this Agreement following the end of the Stand-Off Period.

(b)
If the Holder intends to sell any of the Shares (including shares owned by Holder and not purchased upon exercise of the Warrant) in the market during the Stand-Off Period on an unregistered basis, the Holder will notify the Company in writing of such intent (including the proposed maximum number of Shares to be sold, the proposed manner of sale and the date on which it intends to begin such sales) at least five trading days before commencing such sales, and, if requested by the Company, the Holder will refrain from selling Shares for up to 120 days after the date the Holder intended to begin such sales in order to permit the Company to arrange for an underwritten or other organized resale of such Shares, including if applicable and required, filing with the Securities and Exchange Commission and causing to become effective a registration statement covering the sale of the Shares in the manner proposed by the Holder or as otherwise agreed by the Holder and the Company. Sections 7 through 9 of the Registration Rights Agreement will apply to any such registration statement.

(c)
At the request of the Company during the Stand-Off Period, the holder agrees that it will discuss with the Company any proposal that the Company may make to purchase all or part of the Shares. This Section 3(c) does not create any obligation on the part of the Holder or the Company to sell or purchase any Shares, and does not affect any rights or obligations of the Holder or the Company hereunder or otherwise.

4.	Miscellaneous.

(a)
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given in the manner and at the times set forth in the Registration Rights Agreement.

(b)
Expenses.  Except as otherwise provided herein or in the Warrant or the Registration rights Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(c)
Successors and Assigns.  (a) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any assignee of all of any portion of the Warrant); provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto.  Neither this Agreement nor any provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

(b) The Company hereby confirms that it is willing to offer to enter into an agreement on substantially the terms set forth in this Agreement with the other Warrant holders.

(d)
Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

(e)
Entire Agreement.  This Agreement, the Warrant and the Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.  No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

(f)
Waiver, Amendments and Headings.  This Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively).  The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

(g)	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to the principles of conflict of laws thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN COVEY CO.

By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Chief Financial Officer
KNOWLEDGE CAPITAL INVESTMENT GROUP
By:	Inspiration Investments Partners III, L.P.
Its:	Managing Partner
By:	Inspiration Investments GenPar III, L.P.
Its:	General Partner
By:	HH GenPar Partners
Its:	General Partner
By:	Hampstead Associates, Inc.
Its:	Managing General Partner
By:	/s/ Donald J. McNamara
Name:	Donald J. McNamara
Title	President